Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-201769 on Form S-8 of our report dated April 20, 2015, relating to the consolidated financial statements of Momo Inc., its subsidiaries, its variable interest entity (“VIE”), and its VIE’s subsidiary (collectively, the “Group”), appearing in the Annual Report on Form 20-F of Momo Inc. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 20, 2015